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                       SECURITIES AND EXCHANGE COMMISSION
                            SCHEDULE 14A INFORMATION
                           PROXY STATEMENT PURSUANT TO
              SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

                           Filed by the registrant [x]
                 Filed by a party other than the registrant [ ]

                           Check the appropriate box:
                         [ ] Preliminary proxy statement
        [ ] Confidential, For Use of the Commission Only (as permitted by
                                Rule 14a-6(e)(2))
                         [ ] Definitive Proxy Statement
                       [ ] Definitive Additional Materials
        [X] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                  BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.
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                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

                  Payment of Filing Fee (Check the appropriate
                                     box):

                               [X] No fee required

             [ ] Fee computed on table below per Exchange Act Rules
                             14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:
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         (2) Aggregate number of securities to which transaction applies:
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         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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         (4) Proposed maximum aggregate value of transaction: $__________
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         (5) Total fee paid herewith: $__________
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         [ ] Fee paid previously with preliminary materials: N/A
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         [ ] Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


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                           (1) Amount previously paid:
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                (2) Form, Schedule or Registration Statement no.:
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                                (3) Filing Party:
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                                 (4) Date Filed:
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                                   BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.
                                                     COMMISSION FILE NO. 0-21736



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FOR IMMEDIATE RELEASE:     April 27, 2001

CONTACTS:
Stephen R. Roark                                      Carl Thompson
President and Chief Financial Officer                 Chief Executive Officer
Stan Politano                                         Carl Thompson Associates
Vice President                                        800-959-9677
Black Hawk Gaming & Development Co., Inc.
303-582-1117

BLACK HAWK GAMING & DEVELOPMENT COMPANY, INC.
ANNOUNCES MERGER AGREEMENT


         Black Hawk, Colorado--Black Hawk Gaming & Development Company, Inc. (Nasdaq National Market: BHWK), owner and operator of the Gilpin Hotel Casino in Black Hawk, Colorado, the Gold Dust West Casino in Reno, Nevada, and 75% owner and operator of The Lodge Casino in Black Hawk, today announced the execution of a merger agreement. Pursuant to the merger agreement, Gameco, Inc., an entity controlled by Jeffrey P. Jacobs, Chairman of the Board and Chief Executive Officer of Black Hawk, has agreed to pay $12.00 per share, in cash, for each share of common stock of Black Hawk not currently owned by Mr. Jacobs or his affiliates and Black Hawk will become a wholly-owned subsidiary of Gameco. This price represents an increase of $1.00 per share from Mr. Jacobs' original offer to acquire Black Hawk at $11.00 per share. Consummation of the transaction is subject to various conditions, including, among other things, the approval by Black Hawk's stockholders and the obtaining of various regulatory approvals. If the transaction fails to close because of Mr. Jacobs' inability to obtain financing, Black Hawk will be entitled to liquidated damages of $2 million. The transaction is expected to be consummated early in the fourth quarter of calendar 2001 and the merger agreement provides that the transaction must be completed by December 31, 2001.

         Robert D. Greenlee, former Chairman of the Board and Chief Executive Officer of Black Hawk and currently a holder of approximately 11% of its common stock, has informed Black Hawk that he has withdrawn his previously announced proposal to acquire Black Hawk for $12.00 per share in cash and has executed an agreement to vote his shares in favor of the Gameco merger.

         At a meeting held April 23, 2001, the special committee of the Board of Directors of Black Hawk determined that the merger agreement is fair to and in the best interests of the public stockholders of Black Hawk and recommended that the Board of Directors of Black Hawk approve the merger and the merger agreement.

(more)

         At a subsequent meeting held April 25, 2001, the members of the Board, other than Mr. Jacobs who abstained from voting in light of his personal interest



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in the merger, determined that the merger agreement and the transactions contemplated thereby are fair to and in the best interests of the public stockholders of Black Hawk and approved the merger and the merger agreement.

         As previously reported, Mr. Jacobs and his affiliates currently own approximately one third of Black Hawk's common stock.

         Robertson Stephens, Inc. is the financial advisor to the Special Committee of the Board of Directors of Black Hawk in connection with the merger. U.S. Bancorp Libra is acting as advisor to Mr. Jacobs.

INFORMATION CONCERNING PARTICIPANTS

         Black Hawk and its directors may be deemed to be participants in the solicitation of proxies from Black Hawk stockholders to approve the merger. Some of the directors of Black Hawk have an interest in the merger that may differ from or may be in addition to the interests of Black Hawk stockholders generally. Those interests, which will be described in greater detail in the proxy statement with respect to the merger, include the interest of Mr. Jacobs in the equity of Gameco and potential employment relationships of other directors.

IMPORTANT INFORMATION AND WHERE TO FIND IT

         Black Hawk plans to file and mail to its stockholders a proxy statement containing information about Black Hawk, the proposed merger, and related matters. Stockholders are urged to read the proxy statement carefully when it is available, as it will contain important information that stockholders should understand before making a decision about the merger. When the proxy statement is completed, Black Hawk will mail it to its stockholders to seek their approval of the merger. The proxy statement (when it is filed), as well as other filings containing information about Black Hawk, can be obtained without charge at the SEC's web site (http://www.sec.gov). Copies of the proxy statement, when available, and Black Hawk's SEC filings will also be obtainable, without charge, from Stanley Politano, Black Hawk's Secretary at Black Hawk Gaming & Development Company, Inc., 240 Main Street, Black Hawk, Colorado 80422, (303) 582-1117.

         This press release contains forward-looking statements that involve risks and uncertainties relating to future events, including whether and when the proposed merger will be consummated. These risks and uncertainties could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements. These factors include, but are not limited to, risks that stockholder approval, gaming approvals, and other clearances and consents may not be obtained in a timely manner or at all and that any other conditions to the merger may not be satisfied. Black Hawk assumes no obligation to update the forward-looking information.

Note: News releases and other information about Black Hawk Gaming & Development are available at http://www.bhwk.com